Exhibit B

                      Administrator Instruction Certificate
                        NELNET Student Loan Trust 2002-1


This Administrator Instruction Certificate (the "Instruction") is being provided by NELnet, Inc., as Administrator ("the Administrator") to Nelnet Student Loan Trust 2002-1 (the "Issuer") pursuant to Section 2 of the Administration Agreement dated as of May 1, 2002 (the "Administration Agreement"), among the Issuer, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee"), Zions First National Bank, a national banking association, not in its individual capacity but solely as Indenture Trustee (in such capacity the "Indenture Trustee") and the Administrator. All capitalized terms used in this Instruction and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

Pursuant to Section 2 of the Administration Agreement, on each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each Registered Owner of record, the following statement setting forth the ensuing information as to the Notes to the extent applicable. This Instruction is being provided for the August 26, 2002 Distribution Date ("this Distribution Date"). Each dollar amount set forth pursuant to clauses (a), (b), ( c ), (f), (g) and (k) below are expressed as a dollar amount per $1,000 of original principal balance of the Notes, as applicable.

            A-1s = (415,000,000/1,000)=            415,000.00
            A-2s = (585,000,000/1,000)=            585,000.00
            Bs = (36,270,000/1,000)=                36,270.00
            Total (1,036,270,000/1,000)=         1,036,270.00

                                                                                                     Amount per
                                                                                                $1,000 of Original
                                                                                                 Principal Amt. of
                                                                                   Total          Applicable Notes
                                                                              ---------------    -----------------
(a)  The amount of such distribution  allocable to principal of each class of the Notes
                                                             for Class A-1,   $ 32,567,018.22    $           78.47
                                                                              ---------------    -----------------
                                                             for Class A-2,   $             -    $               -
                                                                              ---------------    -----------------
                                                             for Class B;     $             -    $               -
                                                                              ---------------    -----------------

(b)  The amount of such  distribution  allocable to interest of each class of the Notes
                                                             for Class A-1,   $  2,214,255.56    $            5.34
                                                                              ---------------    -----------------
                                                             for Class A-2,   $  3,328,325.00    $            5.69
                                                                              ---------------    -----------------
                                                             for Class B;     $    243,875.45    $            6.72
                                                                              ---------------    -----------------

(c)  The  Adjusted  Pool Balance as of the close of business on the last day of the preceding Collection Period
                                                                              $984,464,736.85    $          950.01
                                                                              ---------------    -----------------

(d)  (i) The aggregate  outstanding principal balance of the
     Notes for each  class,  as of this  Distribution  Date,
     after giving effect to payments  allocated to principal
     reported under clause (a) above
                                                             for Class A-1,   $382,432,981.78
                                                                              ---------------
                                                             for Class A-2,   $585,000,000.00
                                                                              ---------------
                                                             for Class B;     $ 36,270,000.00
                                                                              ---------------
     (ii) The Note Pool Factor for each class, as of this
     Distribution Date, after giving effect to payments
     allocated to principal reported under clause (a) above
                                                             for Class A-1,       0.921525257
                                                                              ---------------

                                                             for Class A-2,       1.000000000
                                                                              ---------------

                                                             for Class B;         1.000000000
                                                                              ---------------
(e)  (i) The amount of the Servicing Fee  ($526,847.89)  and any  Carryover  Servicing  Fee  ($  0.00)  paid  to the
     Servicer on such  Distribution Date                                      $    755,621.10    $            0.73
                                                                              ---------------    -----------------

     (ii) The amount of the Servicing Fee ($1,121,737.57)
     and any Carryover Servicing Fee ($ 0.00) paid to the
     Servicer on the two preceding Monthly Servicing Payment
     Dates totals                                                             $  1,121,737.57    $            1.08
                                                                              ---------------    -----------------
     (iii) The amount, if any of the Carryover Servicing Fee
     remaining unpaid after giving effect to any such
     payments                                                                 $             -    $               -
                                                                              ---------------    -----------------

(f)  The  amount  of  the  Administration  Fee  paid  to the
     Administrator on such Distribution Date                                  $    444,276.84    $            0.43
                                                                              ---------------    -----------------


(g)  The amount of the Trustee Fee paid on such Distribution
     Date                                                                     $     20,725.40
                                                                              ---------------

     The  amount  of  the  Delaware  Trustee Fee paid on such
     Distribution Date                                                        $     12,500.00
                                                                              ---------------

(h)  The  aggregate   principal  amount  of  Eligible  Loans
     purchased  with moneys in the  Acquisition  Fund during
     the  Pre-Funding  Period,  if any, within the preceding
     Collection Period (represents principal, interest, and
     premium  paid  from  the   Acquisition   Fund  and  the                  $257,102,452.79
     Prefunding Account)                                                      ---------------


(i)  The amount of the aggregate  Realized  Losses,  if any,
     for the related Collection Period                                        $             -
                                                                              ---------------

     The  balance  of  Financed   Eligible  Loans  that  are
     deliquent in each  delinquency  period as of the end of
     the Collection Period                                                    $ 66,686,618.65
                                                                              ---------------

(j)  (i) The amount of any Class A Note Interest Shortfall                    $             -    $               -
                                                                              ---------------    -----------------

     The change in the amount of such Class A Note  Interest
     Shortfall from the preceding Instruction                                 $             -    $               -
                                                                              ---------------    -----------------

     (ii) The amount of any Class B Note Interest Shortfall                   $             -    $               -
                                                                              ---------------    -----------------

     The change in the amount of such Class B Note  Interest
     Shortfall from the preceding Instruction                                 $             -    $               -
                                                                              ---------------    -----------------

     (iii) The  amount  of  any   Class  A  Note   Principal
     Shortfall (expressed as a dollar amount per $1,000  of
     original principal blanace of the Notes)                                 $ 19,339,088.40    $           46.60
                                                                              ---------------    -----------------

     The change in the amount of such Class A Note Principal
     Shortfall from the preceding Instruction                                 $             -    $               -
                                                                              ---------------    -----------------

     (iv) The amount of any Class B Note Principal Shortfall                  $             -    $               -
                                                                              ---------------    -----------------

     The change in the amount of such Class B Note Principal
     Shortfall from the preceding Instruction                                 $             -    $               -
                                                                              ---------------    -----------------

(k)  The aggregate  Purchase  Amounts for Financed  Eligible
     Loans,  if any, that were  repurchased by the Seller or
     purchased  by the  Servicer  from  the  Issuer  in such
     Collection Period                                                        $             -
                                                                              ---------------

(l)  The Derivative  Product Fees paid on such  Distribution
     Date                                                                     $     56,419.14
                                                                              ---------------

     The   Derivative   Product   Payments   made   on  such
     Distribution Date                                                        $             -
                                                                              ---------------

(m)  The  Counterparty  Payments,  if any,  received in such
     Collection Period                                                        $             -
                                                                              ---------------

(n)  The balance of the Reserve Account on such Distribution
     Date,  after giving  effect to changes  therein on such
     Distribution Date                                                        $  2,944,560.53
                                                                              ---------------


The Administrator is hereby directed to provide a copy of this Instruction to each Registered Owner on the next succeeding Distribution Date.

The Administrator hereby certifies that the information herein is true and accurate in all material respects and that the Trustee may conclusively rely on this Instruction with no further duty to examine or determine the information contained herein.

IN WITNESS WHEREOF, the Administrator has caused this Administrator  Instruction
Certificate to be duly exceduted and delivered as of the date written below.

                                                              NELnet, Inc. as Administrator

                                                              /s/ Terry J. Heimes
                                                              -----------------------------


                                                              Date:   August 20, 2002
                                                                   ------------------------

cc:
     Fitch, Inc.
     One State Street Plaza
     New York, NY  10004

     Standard & Poor's Rating Services
     55 Water Street
     New York, NY  10041

     Moody's Investors Service, Inc.
     99 Church Street
     New York, NY  10007